UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 21, 2006

Senesco Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 George Street, Suite 420, New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 296-8400
(Registrant’s telephone number,
including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2006, Senesco Technologies, Inc. (the “Company”) entered into a Commercial License Agreement (the “Agreement”) with ArborGen, LLC (“ArborGen”) under which ArborGen was granted an exclusive worldwide license for the use of the Company’s technology for the enhancement of forestry products (the “Licensed Products”).  The financial terms of the Agreement are structured such that the Company will receive certain annual payments over a three year period as well as a royalties based upon sales of the Licensed Products.

The Agreement shall remain in full force and effect until the last of the patents underlying the Agreement expires.  Finally, in addition to normal and customary termination for a breach of the Agreement by either party, the Agreement may be terminated by ArborGen at any time after February 1, 2007 upon sixty (60) days written notice to the Company.

A copy of the Agreement will be filed as an exhibit to the Company’s next Form 10-Q.  On December 28, 2006, the Company issued a press release announcing the Agreement. A copy of this press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.          Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	Press Release of Senesco Technologies, Inc. dated December 28, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: December 28, 2006	By:	/s/ Bruce Galton
	Name:	Bruce Galton
	Title:	President and Chief Executive Officer